UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number 1-13270

FLOTEK INDUSTRIES, INC.

Incorporated pursuant to the Laws of the State of Delaware

Internal Revenue Service -Employer Identification No. 90-0023731

7030 Empire Central Drive, Houston, Texas 77040

(713) 849-9911

ITEM 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Attached hereto as Exhibit 99.1 is a press release, which is incorporated by reference herein, issued by Flotek Industries, Inc. (the “Company”) on September 28, 2005, announcing the Company’s receipt of a warning letter from the staff of the American Stock Exchange advising the Company its failure to comply with the continued listing standard described in Section 301 of the AMEX Company Guide, which provides that a listed company is not permitted to issue, or authorize its transfer agent or registrar to issue or register, additional securities of a listed class until is has filed an application for the listing of such additional securities and received notification from the AMEX that the securities have been approved for listing.

The Company filed an application for the listing of additional securities and received notification from the AMEX on September 21, 2005 that the securities have been approved for listing, resolving the compliance deficiency.

ITEM 9.01.    Financial Statements and Exhibits.

        (a)        Exhibits:

Exhibit Number	Description of Exhibit

99.1	News Release dated September 28, 2005

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 27, 2005

By:	/s/ Lisa Bromiley Meier
Lisa Bromiley Meier
Chief Financial Officer